Exhibit 4.1

Execution version

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”), dated as of September 6, 2013 and amended and restated as of December 19, 2013, by and between Genetic Technologies Ltd. (ACN 009 212 328), an Australian public company limited by shares (“Company”), and Ironridge BioPharma Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”).

Recitals

A.                                    The parties desire that, upon the terms and subject to the conditions herein, Purchaser will purchase US$5 million (the “Purchase Amount”) in convertible, redeemable, notes (“Notes”) convertible into American Depositary Shares (“ADS”) represented by American Depositary Receipts (“ADR”) at a price of US$3.00 per ADR (“Conversion Price”).

B.                                    In addition, Purchaser will have an over-allotment option to purchase an additional US$5 million (“Greenshoe Option”), convertible into ADSs represented by ADRs at US$4.00 per ADR.

C.                                    The offer and sale of the Securities provided for herein is being made in an “offshore transacton” in compliance with Regulation S and, as a result, not subject to the registration requirements of the Act.

Agreement

In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:

I.                                        Definitions.  In addition to the terms defined elsewhere in this Agreement and the Transaction Documents, capitalized terms that are not otherwise defined herein have the meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit 1.

II.                                   Purchase and Sale.

A.                                    Purchase Amount.  Subject to the terms and conditions herein and the satisfaction of the Conditions, Company hereby agrees to sell to Purchaser for the Purchase Amount, and Purchaser hereby agrees to purchase from Company, the Notes.  In addition, Purchaser shall have the Greenshoe Option for up to six months following the Initial Closing.  Notes purchased with the Purchase Amount will be convertible into ADRs at $3.00 per ADR, as provided in the form of Convertible Note set forth in Exhibit 2. Notes purchased on exercise of the Greenshoe Option will be convertible into ADRs at $4.00 per ADR, as provided in the form of Convertible Note set forth in Exhibit 3.

B.                                    Deliveries.

1.                                      The Agreement will be fully executed and delivered as soon as practicable, prior to the Effective Date.

2.                                      The following documents will be fully executed and delivered on the Effective Date:

a.                                Transfer Agent Instructions and ADR Depository Instructions, in the form attached hereto as Exhibit 4;

b.                                Opinions of K&L Gates (as Australian counsel to the Company) and Greenberg Traurig (as U.S. counsel to the Company) in the forms attached hereto as Exhibit 5-A and 5-B, respectively;

c.                                 Officer’s Certificate, in the form attached hereto as Exhibit 6; and

d.                                Secretary’s Certificate, in the form attached hereto as Exhibit 7.

3.                                      An auditor cold comfort letter will be provided closely following the filing of the Company’s US Annual Report on Form 20-F for the year ended June 30, 2013.

4.                                      The Company will file with the Commission a Registration Statement on Form F-1 (or, if the Company is then eligible, on Form F-3) relating to the offer and sale of the Registrable Securities immediately after the Initial Closing (and on the same date), and will use its reasonable best efforts to cause such Registration Statement to be declared effective under the Act as promptly as is practicable. The Company shall cause the Registration Statement and any subsequent Registration Statement to remain effective until all of the Registrable Securities have been sold.

C.                                    Conditions.  Notwithstanding any other provision, as a condition precedent to the Initial Closing and, each Subsequent Closing (defined below), all of the following conditions must be satisfied:

1.                                      All documents, instruments and other writings required to be delivered by Company to Purchaser pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein have been fully executed and delivered, including without limitation those enumerated in Section II.B above;

2.                                      The Company’s ADRs are listed for and currently trading on the Trading Market, Company is in compliance with all requirements to maintain the ADR listing on the Trading Market, and there is no notice of any suspension or delisting with respect to the trading of the shares of the Company’s ADRs on such Trading Market;

3.                                      The representations and warranties of Company set forth in this Agreement are true and correct in all material respects as of the Initial Closing and each Subsequent Closing (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date);

4.                                      No Material Adverse Effect has occurred in respect of the Company prior to the Initial Closing;

5.                                      No material breach or default has occurred under any Transaction Document or any other agreement with Purchaser;

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6.                                      Subject to the satisfaction of the Conditions, the Company has the authority to issue the number of duly authorized Shares as required pursuant to the terms of this Agreement to support their conversion into ADSs as contemplated by this Agreement;

7.                                      There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in any Transaction Document, or requiring any consent or approval which will not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings will be in progress, pending or, to Company’s knowledge threatened, by any person other than Purchaser or any Affiliate of Purchaser, that seek to enjoin or prohibit the transactions contemplated by this Agreement;

8.                                      A Registration Statement on Form F-6, covering the number of ADSs reasonably necessary for conversion of all Notes then outstanding and to be issued in the Closing, as well as accrued interest and make whole thereon, is current and effective; and

9.                                      The Company’s Shareholders approve at a meeting convened pursuant to ASX Listing Rule 7.3 the issue of the Notes and the Greenshoe Option and the issue of the resulting securities upon any conversion of the Notes and the Greenshoe Option.

D.                                    Closings.  Subject to the conditions and limitations set forth in this Agreement, (1) at each closing of a purchase and sale of Notes (the “Initial Closing”), Purchaser will purchase and make payment for the Notes by payment to Company in cash by wire transfer of immediately available funds to an account designated by Company; (2) Purchaser will purchase $5 million at the Initial Closing and, at Purchaser’s discretion, for the six month period following the Initial Closing,  Purchaser may, upon the exercise of part or all of the Greenshoe Option (each a “Subsequent Closing”), purchase at each subsequent Closing up to $5 million (but in no event shall the aggregate purchase amount of all Subsequent Closings under the Greenshoe Option when combined exceed $5 million); and (3) Company will deliver to Purchaser by reputable overnight courier, immediately upon receipt of the funds, certificates representing the Notes.

III.                              Representations and Warranties.

A.                                    Representations Regarding Transaction.  Except as set forth under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of the Initial Closing and each Subsequent Closing:

1.                                      Organization and Qualification.  Company and each Subsidiary is an entity duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of Company and each Subsidiary is duly qualified to conduct business and is authorized to act as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified, could not have or reasonably

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be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.                                      Authorization; Enforcement.  Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company.  Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.  Neither Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

3.                                      No Conflicts.  The execution, delivery and performance of the Transaction Documents by Company, the issuance and sale of the Shares and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4.                                      Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Company, threatened against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which could adversely affect or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

5.                                      Filings, Consents and Approvals.  Except for the Company shareholder approval as contemplated in condition II.C.9 of this Agreement, neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice

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to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than the filing of required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

6.                                      Issuance of Notes.  The Notes are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid free and clear of all Liens.  Company has and will continue to have under the authority of the Board of Directors of the Company sufficient unissued share capital for the issuance of all ADSs pursuant to the Transaction Documents.

7.                                      Disclosure; Non-Public Information.  Company will disclose all terms of this Agreement and the transactions contemplated hereby in accordance with Regulation FD and ASX Listing Rules prior to the Initial Closing.  Notwithstanding any other provision, except with respect to information that must be, and only to the extent that it actually is, timely publicly disclosed by Company pursuant to the foregoing sentence, neither Company nor any other Person acting on its behalf has provided Purchaser or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto.  No information contained in the Disclosure Schedules constitutes material non-public information.  There is no adverse material information regarding Company that has not been publicly disclosed prior to the Effective Date.  Company understands and confirms that Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of Company.

8.                                      No Integrated Offering,  Other than as contemplated in the Company’s announcements published on the ASX or Trading Market announcements platform prior to the date of this Agreement, neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

9.                                      Financial Condition.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt.  The Public Reports filed by the Company under SEC requirements and the ASX Listing Rules accurately disclose in accordance with IFRS requirements all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments, and any default with respect to any Indebtedness as at the date of the relevant Public Report.

10.                               Section 5 Compliance.  No representation or warranty or other statement made by Company in the Transaction Documents contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.  Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate Section 5 of the Act or other federal or state securities laws or regulations.

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11.                               The Company is a “foreign private issuer” (as that term is defined in Rule 405 under the Act).

12.                               The Company will only offer and sell the Securities to persons who are not U.S. Persons in “offshore transactions” in compliance with Regulation S.

13.                               None of the Company, its affiliates nor anyone acting on its behalf has engaged, or will engage, in any “directed selling efforts” (as that term is defined in Regulation S).

14.                               The Company has complied, and will comply, with the offering restrictions requirement of Regulation S.

B.                                    Representations Regarding Company.  Except as set forth in any current or future Public Reports or under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of the Effective Date, the Initial Closing and as of each Subsequent Closing (unless provided otherwise)  that the following representations are accurate:

1.                                      Capitalization.  The capitalization of Company is as described in Company’s most recently filed Public Report filed prior to the Effective Date and Company has not issued any capital shares since such filing.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied.  Except as disclosed on the ASX or Trading Markets announcements platform by the Company prior to the applicable Closing, or as a result of the purchase and issue of the Notes under this Agreement, and other than under any employee option or share plans which may be adopted from time to time by the Company (up to a maximum of 5% of the Company’s then issued share capital), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Shares in the capital of the Company, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional Shares or securities convertible into or exercisable for Shares other than as already filed in a Public Report.  The issuance and sale of the Shares will not obligate Company to issue Shares or other securities to any Person, other than Purchaser, and will not result in a right of any holder of any Company securities to adjust the exercise, conversion, exchange, or reset price under such securities.  All of the outstanding Shares in the capital of Company are validly issued, fully paid and, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder (other than as contemplated in condition II.C.9 of this Agreement), the Board of Directors of Company or others is required for the issuance and sale of the Shares (other than as contemplated in condition II.C.9 of this Agreement).  There are no stockholders agreements, voting agreements or other similar agreements with respect to Company’s capital issued Share capital to which Company is a party or, to the knowledge of Company, between or among any of Company’s shareholders.

2.                                      Subsidiaries.  Other than in respect of Gtech International Resources Ltd, all of the direct and indirect subsidiaries of Company are set forth in the Public Reports or the corresponding section of the Disclosure Schedules.  Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens.  All the issued and outstanding shares of capital of each Subsidiary are duly authorized, validly

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issued, fully paid, and free of preemptive and similar rights to subscribe for or purchase securities.

3.                                      Public Reports; Financial Statements.  Company has filed all required Public Reports for the one year preceding the Effective Date. As of their respective dates or as subsequently amended, the Public Reports complied in all material respects with the requirements of the Corporations Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Company included in the Public Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission and promulgated under the Corporations Act with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with IFRS, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.                                      Material Changes.  Except as specifically disclosed in the Public Reports or as disclosed on the ASX or Trading Platform announcements platform prior to the Effective Date: (a) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (b) Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in Company’s financial statements pursuant to IFRS or not required to be disclosed in filings made with the Commission or pursuant to the Corporations Act or ASX Listing Rules, (c) Company has not altered its method of accounting, (d) Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans (as amended from time to time by Board approval) or under any Board approved remuneration package of a senior executive,.  Company does not have pending before the Commission any request for confidential treatment of information.

5.                                      Litigation.  There, (a) is no Action which could reasonably be expected to result in a Material Adverse Effect,  (b) neither Company nor any Subsidiary, nor to the knowledge of Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, (c) has not been, and to the knowledge of Company, there is not pending or contemplated, any investigation by the Commission involving Company or any current director or officer of Company.  The Purchaser acknowledges that the Company does conduct an assertion program which involves the issue of proceedings by the Company from time to time to enforce its intellectual property rights, and that the issue and conduct of such proceedings is not contrary to the provisions of this agreement.

6.                                      Labor Relations.  With respect to the Initial Closing only, no material labor dispute exists or, to the knowledge of Company, is imminent with respect to any of the employees of Company, which could reasonably be expected to result in a Material Adverse Effect.

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7.                                      Compliance.  Neither Company nor any Subsidiary (a) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business.

8.                                      Regulatory Permits.  Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

9.                                      Title to Assets.  Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of Company and each Subsidiary, in each case other than is customary in the ordinary course of business free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which Company and each Subsidiary are in compliance.

10.                               Patents and Trademarks.  Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Public Reports and which the failure to so have could have a Material Adverse Effect (collectively, “Intellectual Property Rights”).  Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. Subject to the assertion program described in III.B.5 above, to the knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of Company or each Subsidiary.

11.                               Insurance.  Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage at least equal to the Purchase Amount.  To Company’s knowledge, such insurance contracts and policies are accurate and complete in all material respects.  Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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12.                               Transactions With Affiliates and Employees.  Except as set forth in the Public Reports, none of the officers or directors of Company and, to the knowledge of Company, none of the employees of Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of current market rates other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Company and (iii) for other employee benefits, including stock option or security issue agreements under any equity incentive plan of Company.

13.                               Sarbanes-Oxley; Internal Accounting Controls.  Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the applicable Closing.  Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of Company’s disclosure controls and procedures based on their evaluations as of the evaluation date.  Since such date, there have been no significant changes in Company’s internal accounting controls or its disclosure controls and procedures or, to Company’s knowledge, in other factors that could materially affect Company’s internal accounting controls or its disclosure controls and procedures.

14.                               Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement (other than to the Company’s brokers).  Notwithstanding any other provision, Purchaser will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

15.                               Registration Rights.  No Person (other than Purchaser) has any right to cause Company to effect the registration under the Act of any securities of Company.

16.                               U.S. Listing and Maintenance Requirements.  The ADSs are registered pursuant to Section 12 of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADRs under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration.  Except as disclosed in the Public Reports, Company has not, in the 12 months preceding the Effective Date, received notice (which is outstanding or has not been remedied) from any U.S. Trading Market on which the ADSs are or have been listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements which may have a material impact on the Company or its ability to issue the ADR’s under this Agreement.

17.                               Application of Takeover Protections.  Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or

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could become applicable to Purchaser as a result of Purchaser and Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation Company’s issuance of the Shares and Purchaser’s ownership of the Shares.

18.                               Tax Status.  Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations currently required by any jurisdiction to which it is subject (unless and only to the extent that Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes).  Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  None of Company’s tax returns is presently being audited by any taxing authority.

19.                               Foreign Corrupt Practices.  Neither Company, nor to the knowledge of Company, any agent or other person acting on behalf of Company, has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company, or made by any person acting on its behalf of which Company is aware, which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

20.                               Accountants.  Company’s accountants are set forth in the Public Reports and such accountants are an independent registered public accounting firm as required by the Corporations Act.

21.                               No Disagreements with Accountants or Lawyers.  There are no material disagreements presently existing, or reasonably anticipated by Company to arise, between Company and the accountants or lawyers formerly or presently employed by Company.

22.                               Acknowledgments Regarding Purchaser.  Company’s decision to enter into this Agreement has been based solely on the independent evaluation of Company and its representatives, and Company acknowledges and agrees that:

a.                                Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby;

b.                                Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section III.C below; and

c.                                 Purchaser is not acting as a legal, financial, accounting or tax advisor to Company, or fiduciary of Company, or in any similar capacity, with respect to this Agreement and the transactions contemplated hereby.  Any statement made by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to Purchaser’s purchase of the Shares.

C.                                    Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants as of the Initial Closing and of each Subsequent Closing as follows:

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1.                                      Organization; Authority.  Purchaser is a business company validly existing and in good standing under the laws of the British Virgin Islands with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Purchaser.  Each Transaction Document, to which it is a party has been, or will be, duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2.                                      Purchaser Status.  At the Effective Date it was not, and at each Subsequent Closing it will not, be a U.S. Person as defined in Section 902(k) of Regulation S.

3.                                      Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the ADRs, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the ADRs and, as at the Initial Closing and at each Subsequent Closing will be able to afford a complete loss of such investment.

4.                                      Ownership.  Purchaser is acquiring the Notes (including all Notes upon the exercise of the Greenshoe Option) as principal for its own account.  Purchaser is acquiring these Notes hereunder in the ordinary course of its business.

5.                                      Purchaser understands that:

(a)                                           the Notes have not been, and will not be, registered under the Act or the securities laws of any state;

(b)                                           the Shares have not been registered under the Act or the securities laws of any state but will be registered by the Company under the Act pursuant to this Agreement;

(c)                                            the ADSs may not be issued unless they have been registered under the Act; and

(d)                                           the Notes and the Shares cannot be resold unless they are (i) registered under the Securities Act; (ii) sold or transferred in a transaction exempt from registration under the Act and applicable state securities laws; or (iii) sold outside the United States in compliance with Regulation S, including in the case of the Shares, in regular way transactions on the Australian Securities Exchange if neither it nor any person acting on its behalf knows, or has reason to know, that the sale has been prearranged with a person in the United States.

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6.                                      The Purchaser is not in the business of distributing securities.

7.                                      The Purchaser has and shall not, directly or indirectly, his, her or itself, through related parties, affiliates or otherwise, (i) sell “short” or “short against the box” (as those terms are generally understood) any equity security of the Company or (ii) otherwise engage in any transaction that involves hedging of the Purchaser’s position in any equity security of the Company, until the later of (i) the date the Notes owned by the Purchaser is no longer owned by the Purchaser or any of its affiliates, or (ii) one year.

IV.                               Securities Provisions.

A.                                    Purchaser Due Diligence.  Purchaser will have the right and opportunity to conduct customary due diligence with respect to any Registration Statement or Prospectus in which the name of Purchaser or any Affiliate of Purchaser appears.  Company will reasonably cooperate with Purchase in conducting necessary due diligence; provided, however, that Purchase shall not be given any material non-public information that is not publicly disclosed by Company, pursuant to Regulation FD promulgated under the Securities Exchange Act or on the ASX announcements platform or the Trading Platform.

B.                                    Furnishing of Information.  As long as Purchaser owns any Notes or ADRs, Company covenants to timely file, or obtain extensions in respect thereof and file within the applicable grace period, all reports required by law to be filed by Company after the Effective Date pursuant to the Corporations Act and Exchange Act.  As long as Purchaser owns any Notes or ADRs, if Company is not required to file reports pursuant to such laws, it will comply with the applicable provisions of the Corporations Act and the ASX Listing Rules and prepare and furnish to Purchaser and make publicly available to the extent required by Rule 144(c) such information as is required for Purchaser to sell the ADRs under Rule 144.  Company further covenants that it will take such further action as any holder of Notes or ADRs may reasonably request, all to the extent required from time to time to enable such Person to sell such ADRs without registration under the Act within the limitation of the exemptions provided by Rule 144.

C.                                    Integration.  Other than as contemplated in the Company’s announcements published on the ASX announcements platform prior to the date of this Agreement Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security, as defined in Section 2 of the Act, that would be integrated with the offer or sale of the Notes in a manner that would be integrated with the offer or sale of the ADRs to Purchaser for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

D.                                    Disclosure and Publicity.  Company will comply with the provisions of the Corporations Act and the ASX Listing Rules, and Company will notify Purchaser prior to issuing any current report, press release, public statement or communication with respect to the transactions contemplated hereby.

E.                                    Shareholders Rights Plan.  No claim will be made or enforced by Company or, to the extent controlled by the Company, any other Person that Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between Company and Purchaser.

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F.                                     No Non-Public Information.  Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Purchaser or its agents or counsel with any information that Company believes or reasonably should believe constitutes material non-public information.  On and from the Effective Date neither the Purchaser nor any Affiliate of the Purchaser will have any duty of trust or confidence that is owed directly, indirectly to the Company or the shareholders of the Company or to any other person who is the source of material non public information regarding the Company.  The Company understands and confirms that the Purchaser will be relying on the foregoing in effecting transactions in securities of the Company including without limitation sales of the Shares.

G.                                   Indemnification of Purchaser.

1.                                      Obligation to Indemnify.  Subject to the provisions of this Section IV.G, Company will indemnify and hold Purchaser, its Affiliates, and each of their directors, officers, shareholders, partners, employees, agents and attorneys, and any person who controls Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Purchaser Parties” and each a “Purchaser Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Purchaser Party suffers or incurs as a result of (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents, (b) any action instituted against any Purchaser Party, or any of them or their respective Affiliates, by any stockholder of Company who is not an Affiliate of a Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents, (c) any untrue statement of a material fact contained in a Registration Statement, or in a Registration Statement as amended by any post-effective amendment thereof by Company, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) any untrue statement of a material fact included in any Prospectus, or any amendments or supplements to any Prospectus, in any free writing prospectus, in any “issuer information” as defined in Rule 433 under the Act, of Company, or in any Prospectus together with any combination of one or more of the free writing prospectuses, if any, or arising out of or based upon any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (e) any Purchaser Party becoming involved in any capacity in any proceeding by or against any Person who is a stockholder of Company as a result of Purchaser’s acquisition of the Shares under this Agreement.  The Company shall not be obligated to indemnify any Purchaser Party for any Losses described above to the extent adjudicated to be caused by the intentional misconduct or fraud of the Purchaser Party or a false statement of material fact contained within written information provided by such Purchaser Party expressly for the purpose of including it in the applicable Registration Statement.

2.                                      Procedure for Indemnification.  If any action will be brought against a Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing.  Purchaser Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of Purchaser Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable written opinion of such separate counsel (with a copy provided to the Company), a material conflict with respect to the dispute in

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question on any material issue between the position of Company and the position of Purchaser Parties such that it would be inappropriate for one counsel to represent Company and Purchaser Parties.  Company will not be liable to Purchaser Parties under this Agreement (i) for any settlement by a Purchaser Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Purchaser’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or in the other Transaction Documents.

3.                                      No Purchaser Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company as a result of acquiring the Shares under this Agreement.

H.                                   Capacity to Issue the Notes and Conversion into Shares.  On satisfaction of the Conditions, the Company shall have the authority for issuance of the Notes, and the Board of Directors of the Company has authorized and upon obtaining shareholder approval as detailed in condition II.C.9 will irrevocably reserve for issuance to Purchaser at least 100 million Ordinary Shares that will be issued by the Company for ADRs upon any conversion of the Notes.  The Company covenants that all Ordinary Shares issued on conversion of the Notes shall be duly and validly issued, fully paid and non-assessable.  If, at the time the Notes are exercised, the Company does not have reserved for issuance the full number of Ordinary Shares issuable upon settlement of such Notes, the Company shall immediately settle such Notes in cash by wire transfer of immediately available funds to Purchaer, notwithstanding any notice by the Company to the contrary.

I.                                        Deposit of Ordinary Shares into ADR Facility.  If Puchaser converts any Notes into Ordinary Shares and seeks to deposit them into the Company’s ADR facility in exchange for ADSs after holding such Ordinary Shares at least 40 days, then the Company will not impede and instead will facilitate, to the extent requested by Purchaser, the deposit of such Ordinary Shares into the Company’s ADR facility in exchange for ADSs after such 40-day period.

J.                                      Activity Restrictions.

1.                                      For so long as Purchaser or any of its Affiliates holds any Notes, neither Purchaser nor any Affiliate will:  (i) vote any Shares beneficially owned or controlled by it, sign or solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 4.99% of the total outstanding Shares or other voting securities of Company, including without limitation ADRs convertible into Shares, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of Company or any of its subsidiaries, (d) any change in the present board of directors or management of Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Company, (f) any other material change in Company’s business or corporate structure, (g) changes in Company’s Constitution or instruments corresponding thereto or other actions which may impede the acquisition of control of Company by any Person, (h) causing a class of securities of Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those

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enumerated above; or (iii) request Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this section.

K.                                   Variable Rate Transaction.  Other than in respect of Gtech International Resources Ltd or as detailed in the ASX announcements by the Company prior to the date of this agreement, or in its Public Reports,  or under any employee option or share plans which may be adopted from time to time by the Company (up to a maximum of 5% of the Company’s then issued share capital) or under any Board approved remuneration package of a senior executive, until 6 months after the effectiveness of a Registration Statement relating to the Initial Closing, Company and each Subsidiary shall be prohibited from discussing, negotiating, effecting or entering into an agreement, plan, arrangement or understanding to effect any transaction with a third party other than Purchaser or its Affiliates in which the Company or any Subsidiary (i) issues or sells, agrees to issue or sell, or may issue or sell, any shares or security convertible or exchangeable into ordinary shares, either (a) at a conversion, exercise or exchange rate or other price that is based upon or varies with the trading prices of, or quotations for, the shares after the initial issuance of such securities, or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such securities, or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s shares, or (ii) enters into any agreement (including, without limitation, an equity line of credit, at the market offering or ATM) whereby the Company or any Subsidiary issues or sells, agrees to issue or sell, or may issue or sell, any shares or other security at a future determined price.

V.                                    General Provisions.

A.                                    Notice.  Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of:  (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. AEST on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. AEST time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by nationally recognized overnight courier service first class certified or registered mail, return receipt requested, postage prepaid, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications are such as may be designated in writing by such Person.

B.                                    Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C.                                    No Assigns.  This Agreement will be binding upon and inure to the benefit of the parties and their successors.  Neither party can assign any of its rights or obligations and any purported assignment thereof will be null and void ab initio.

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D.                                    No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section IV.J.

E.                                    Fees and Expenses.  Company will pay the reasonable fees and costs of Purchaser’s counsel incurred in connection with this Agreement, the other Transaction Documents, Closings, and the transactions contemplated hereby and thereby.  Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  Company acknowledges and agrees that Purchaser’s counsel solely represents Purchaser, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby.  Company will pay all stamp and other taxes and duties levied in connection with the sale of the Shares to the Purchaser pursuant to the terms of this Agreement, if any.

F.                                     Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

G.                                   Replacement of Certificates.  If any instrument evidencing any Note, is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.

H.                                   Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the State of New York (except where it is a matter concerning the existence, operations or reporting of the Company, the share capital of the Company or the operation of the ASX, in which the laws of Australia shall apply), with regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction.  The parties hereby waive all rights to a trial by jury.  If either party will commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding will be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

I.                                        Arbitration.  Any dispute, controversy, claim or action of any kind arising out of or relating to this Agreement, or in any way involving Company and Purchaser or their respective Affiliates, will be resolved by final and binding arbitration before a retired judge at JAMS (www.jamsadr.com), or its successor, in Santa Monica, California, pursuant to its most Streamlined Arbitration Rules and Procedures and the Final Offer (or Baseball) Arbitration Option.  Any interim or final award may be entered and enforced by any court of competent jurisdiction.  The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses.

J.                                      Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and Company will be entitled

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to specific performance under the Transaction Documents, and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under federal and state securities laws.

K.                                   Payment Set Aside.  To the extent that Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Company, a trustee, receiver or any other person under any law, including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

L.                                    Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof

M.                                 Time of the Essence.  Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

N.                                    Survival.  The representations and warranties contained herein will survive Closing and the delivery of the ADSs until all Notes issued to Purchaser or any Affiliate have been converted or redeemed.

O.                                   Termination.  The Agreement shall automatically terminate: (a) if the Company does not receive stockholder approval as contemplated in condition II.C.9 of this Agreement, or (b) if any other conditions set forth in Section II.C of this Agreement are not satisfied within 6 months from the date hereof.  The provisions of Section IV.G and Section V shall survive termination.

P.                                     Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Q.                                   Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

R.                                    Entire Agreement.  This Agreement, including the Exhibits and Disclosure Schedule hereto, which are hereby incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party,

17

representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first set forth above.

Company:

GENETIC TECHNOLOGIES LTD.

By:	/s/ Malcolm R. Brandon

Name:	Malcolm Roy Brandon

Title:	Chairman

Purchaser:

IRONRIDGE BIOPHARMA CO.,
a division of IRONRIDGE GLOBAL IV, LTD.

By:	/s/ David Sims

Name:	David Sims

Title:	Director

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Exhibit 1

Glossary of Defined Terms

Unless otherwise stated, all references to “$” or “dollars” are to the lawful currency of the United States of America.

“Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Action” has the meaning set forth in Section III.A.4.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.

“Agreement” means this Securities Purchase Agreement.

“Closing” has the meaning set forth in Section II.D.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning set forth in the first paragraph of the Agreement.

“Corporations Act” means Australian Corporations Act 2001 (Cth).

“Conditions” means the conditions as specified in Section II.C of this Agreement.

“Conversion Price” means $3.00 per ADR with respect to the Purchase Amount, or $4.00 per ADR in the case of exercise of the Greenshoe Option, as the case may be.

“Disclosure Schedules” means the disclosure schedules of Company delivered to Purchaser prior to each Closing, which are incorporated herein by reference.  The Disclosure Schedules will contain no material non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“DWAC Shares” means all ADRs issued or issuable to Purchaser or any Affiliate, successor or assign of Purchaser pursuant to any of the Transaction Documents, all of which will be (a) issued in electronic form, (b) freely tradable and without restriction on resale, and (c) timely credited by the Company depositary bank to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with irrevocable instructions issued to the Transfer Agent and the depositary, in the form attached hereto as Exhibit 4.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Effective Date” means the date of satisfaction of the Conditions.

“Greenshoe Option” shall have the meaning set forth in Paragraph B of the Recitals of this Agreement.

“IFRS” means International Financial Reporting Standards.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000, other than trade accounts payable incurred in the ordinary course of business, (b) all Gtech guarantees, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Company’s balance sheet, or the notes thereto, except by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with IFRS.

“Intellectual Property Rights” has the meaning set forth in Section III.B.10.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” applies with respect to the period up through the Initial Closing only (and has no affect or operation after the Initial Closing) and means any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, or (b) the results of operations, assets, business, or financial condition of Company and the Subsidiaries, taken as a whole, which is not disclosed in the Public Reports prior to the Effective Date, or (c) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Permits” has the meaning set forth in Section III.B.8.

“Notes” mean 7.5% Redeemable, Convertible Notes of Company, to be issued to Purchaser for a Purchase Amount of $5,000,000, which will be convertible into ADRs at the Conversion Price.

“Officer’s Closing Certificate” means a certificate executed by an authorized officer of Company, in the form attached as Exhibit 6.

“Opinion” means an opinion from Company’s independent legal counsel, in the form attached as Exhibit 5.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government, or an agency or subdivision thereof, or other entity of any kind.

“Prospectus” means the final prospectus filed for the Registration Statement, and any supplements.

“Public Reports” includes all reports, filings and statements required to be filed by Company under the Corporations Act, the ASX Listing Rules, the Act or the Exchange Act, including

20

pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date and thereafter.

“Purchase Amount” has the meaning set forth in Section II.A.1.

“Purchaser” has the meaning set forth in the first paragraph of the Agreement.

“Registrable Securities” means ordinary shares underlying ADSs (as evidenced by ADRs) issuable upon conversion of Notes; provided, however, that a security ceases to be a Registrable Security on the earlier of:

(i)                                                             the date on which such security has been registered pursuant to an effective registration statement under the Securities Act;

(ii)                                                          the date on which such security is transferred in compliance with Rule 144 or may be sold or transferred by a person who is not an affiliate of the Company immediately without volume or manner of sale restrictions pursuant to Rule 144(k) under the Securities Act (or any other similar provision then in force); or

(iii)                                                       the date on which such security ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

“Regulation S” means Regulation S under the Act.

“Secretary’s Certificate” means a certificate, the form of which is attached as Exhibit 7, signed by the secretary of Company.

“Securities” means the Notes, the ADSs and the Shares.

“Shares” means the ADSs represented by the Company’s American Depositary Receipts or, where the context requires, the ordinary shares of the Company.

“Subsidiary” means any Person that Company owns or controls, or in which Company, directly or indirectly, owns 100% of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Trading Day” means any day on which the Company’s ADRs are traded on the Trading Market; provided that it will not include any day on which the ADRs are (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means whatever is at the time the principal United States trading exchange or market for the ADSs.

“Transaction Documents” means this Agreement, the other agreements, certificates and documents referenced herein or the form of which is attached hereto, and the exhibits, schedules and appendices hereto and thereto.

“U.S. Person” has the meaning give to that term in Regulation S.

“Transfer Agent” means the Company’s current transfer agent, or any successor transfer agent for the Shares.

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Exhibit 2

Form of Redeemable, Convertible Note

THE SECURITIES REPRESENTED BY AND UNDERLYING THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER OR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

GENETIC TECHNOLOGIES LTD.

7.5% REDEEMABLE, CONVERTIBLE NOTE

Principal Amount: US$5,000,000.00	Issuance Date: , 2013

FOR VALUE RECEIVED, Genetic Technologies Limited, an Australian public company limited by shares (the “Company”), hereby promises to pay to the holder (“Holder”) of this Redeemable, Convertible Note (“Note”), the principal sum stated above, upon presentation and surrender of this Note at the principal office of the Company or such other place as the Holder may designate, as follows:

I.                                        Terms of Note.

A.                                    Conversion to American Depositary Receipts.  Holder may, at any time and from time to time, in its sole and absolute discretion, convert all or any portion of the then outstanding balance of this Note into American Depositary Receipts (“ADRs”) of the Company at US$3.00 per ADR or, at Holder’s option, ordinary shares of the Company at US$3.00 per every 30 ordinary shares. For purposes of this Note, ADRs means American Depositary Shares represented by ADRs and each ADS represents 30 ordinary shares of the Company.

B.                                    Ranking.

1.                                                   Ranking.  The Notes will, with respect to rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior to all ordinary shares of the Company with respect to right of liquidation; and (b) equal to all other unsecured indebtedness of the Company.

2.                                                   Conversion Shares.  Each Conversion Share will rank equally with the existing ADRs at the date of conversion.

3.                                                   Voting.  Holder shall have no voting rights with respect to the Note.

4.                                                   Unlisted.  The Company does not intend to list the Note for quotation on any exchange or market.

C.                                    Interest.  Commencing on the date of the issuance of this Note first stated above (“Issuance Date”), the Note will accrue interest (“Interest”), at a rate equal to 7.5% per annum, subject to adjustment as provided herein, (“Interest Rate”).

1.                                                   Interest is payable at the Company’s election, (a) in cash; or (b) in free trading ADRs registered pursuant to a current and effective registration statement on file with the U.S. Securities & Exchange Commission (“Registration Statement”), valued at the Market Price as at the date of payment of the Interest.

2.                                                   So long as this Note is outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Shares, unless the amount of any accumulated interest is first paid to the Holder.  No Shares or ADRs will be redeemed, and Company must not implement a share buy-back, or pay, make or declare a capital return without the consent of the Holder, while the Note is outstanding.

D.                                    Liquidation.

1.                                                   Upon any liquidation, dissolution or winding up of the Company (the “Liquidation Date”), whether voluntary or involuntary, pari passu with payment or provision for payment of debts and other unsecured liabilities of the Company, Holders of the Notes shall rank senior in priority to holders of ADRs and Shares, and will be entitled to be paid out of the assets of the Company available for distribution, prior to any amounts being paid to holders of ADRs or Shares, an amount with respect to each Note equal to the amount of principal outstanding as of the Liquidation Date, plus any accrued but unpaid Interest thereon (collectively, the “Liquidation Value”).  If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the amounts payable with respect to the Notes are not paid in full, the Holders will rank senior to the holders of ADRs and Shares in any distribution of assets of the Company and shall receive an amount equal to the principal and all accumulated and unpaid Interest, if any, to which each such Holder is entitled.

2.                                                   If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company will be insufficient to make payment in full to all Holders of Notes, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

E.                                    Redemption.

1.                                                   Company’s Redemption Option.  The Company may at any time upon or after the Redemption Maturity Date, in its sole and absolute discretion, redeem all or any portion of the Note for cash at the Liquidation Value.  Any partial redemption of the Note shall be applied proportionally to outstanding principal and accrued but unpaid interest thereon.

2.                                                   Early Redemption.  The Company may at any time prior to the Redemption Maturity Date, in its sole and absolute discretion, redeem all or any portion of the Note for cash at the Liquidation Value plus the Early Redemption Amount on the date of the applicable redemption or conversion, less any interest that has been paid as of such date.  Any partial redemption of the Note shall be applied proportionally to outstanding principal and Early Redemption Amount thereon.

3.                                                   Credit Risk Adjustment.  Notwithstanding any other provision, the Interest Rate shall adjust upward by an amount equal to the Credit Spread Adjustment for each amount, if any, equal to the Adjustment Factor, or any portion thereof that the Measuring Metric falls below the Minimum Triggering Level.  The Interest Rate shall adjust downward by an amount equal to the Credit Spread Adjustment for each amount, if any, equal to the Adjustment Factor that the Measuring Metric rises above the Maximum Triggering Level; provided, however, that in no event shall the Interest Rate be below zero.

4.                                                   Mandatory Redemption.  If any of the following events occur:

a.                                      the Board of Directors of the Company determines to (i) cease the Company’s ADR program, or (ii) liquidate, dissolve or wind-up its business and affairs, or dispose of all or substantially all of its assets; or

b.                                      Company (i) does not have an adequate number of ADRs registered to issue any ADRs that must or may be issued pursuant to this Note, or (ii) becomes aware that it is unable to issue Conversion Shares or Shares for any reason; or

c.                                       All ADRs that must or may be issued pursuant to this Note are not timely issued or registered for any reason; or

d.                                      An uncured Event of Default occurs; or

e.                                       An uncured material breach by Company:

i.                                         as at the relevant Closing Date, of any part of Section III of the Purchase Agreement; or

ii.                                     at any time of:  (A) of any other section of the Purchase Agreement, (B) any other provision of any Transaction Document, or (C) any provision of this Note;

then the Company must redeem the Note for the Liquidation Value plus the Early Redemption Amount as of such date.

5.                                                   Mechanics of Redemption.  If the Company elects to redeem all or any portion of the Note then outstanding, it will deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Company”) to Holder, which Notice of Redemption at Option of Company will indicate (a) the principal amount of Notes that the Company is electing to redeem, (b) the Liquidation Value thereof, and (c) any applicable Early Redemption Amount thereon.

6.                                                   Payment of Redemption Price.  Upon receipt by Holder of a Notice of Redemption at Option of Company, Holder will promptly submit to the Company the original Note.  The Company will pay to Holder in cash the amount due to Holder in connection with the redemption.  The Holder shall not be required to deliver the original Note in order to effect a partial redemption.

F.                                     Conversion.

1.                                                   Mechanics of Conversion.

a.                                      Subject to the terms and conditions hereof, the Note may be converted, in part or in whole, into ADRs, at any time or times after the Issuance Date, at the option of Holder or the Company, by (i) if at the option of Holder, delivery of a written notice to the Company (the “Holder Conversion Notice”), of the Holder’s election to convert, or (ii) if at the option of the Company, if the Equity Conditions are met, delivery of a written notice to Holder (the “Company Conversion Notice” and, with the Holder Conversion Notice, each a “Conversion Notice”), of the Company’s election to convert.  By the Trading Day after which the Company has received the Holder Conversion Notice or issued the Company Conversion Notice, the Company must transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Holder Conversion Notice or issuance of the Company Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”) and must direct the Transfer Agent to credit such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such Conversion Notice to Holder’s or its designee’s balance account with The Depository Trust Corporation (DTC) through its Deposit/Withdrawal at Custodian (DWAC) system, time being of the essence.

b.                                      No fractional ADRs are to be issued upon conversion of the Note, but rather the Company shall issue to Holder scrip in registered form (certificated or uncertificated) which shall entitle Holder to receive a full ADR upon the surrender of such scrip or warrants aggregating a full ADR.

c.                                       The Holder may elect to specify in a Holder Conversion Notice that it is to receive Ordinary Shares upon conversion, in which case the Company will issue Ordinary Shares instead of ADRs in a ratio of 30 Ordinary Shares per ADR that would otherwise have been issued (such ratio subject to appropriate adjustment if the number of Ordinary Shares represented by an ADR changes), and references to “Conversion Shares” are to be read as including such Ordinary Shares where applicable. The Company must register the Holder as the holder of the relevant number of Ordinary Shares in its issuer sponsored sub-register, or (if the Holder provides relevant details) on the CHESS sub-register, and in either case provide a holding statement to the Holder for those Ordinary Shares, within the time periods that would have applied to an issue of Conversion Shares under these terms.  Such holding statement shall include the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY RECEIVING THESE SHARES, AGREES THAT THESE SHARES MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THESE SHARES AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE SHARES ARE ISSUED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THESE SHARES.”

d.                                      The Holder shall not be required to deliver the original Note in order to effect a partial conversion hereunder.

e.                                       The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Conversion Shares to Holder other than the personal income or capital gains taxes of the Holder.

2.                                                   Conversions.  In the event of a conversion pursuant to a Holder Conversion Notice, or where the Equity Conditions have been satisfied a Company Conversion Notice, the Company shall issue to the Holder a number of Conversion Shares equal to the following:  the sum of (i) (a) the principal amount of the Note then being converted, divided by (b) the Conversion Price; plus (ii) (a) the amount of any accrued but unpaid interest that Company elects in its sole and absolute discretion to pay in ADRs, divided by (b) the Market Price.  In addition, Company shall concurrently pay to Holder, by wire transfer of immediately available funds, any amount of accrued but unpaid interest that Company elects to pay in cash.

3.                                                   Early Conversion.  In the event of a conversion prior to the Redemption Maturity Date, in addition to the issuances and payments provided for in the preceding paragraph, the Company shall issue to the Holder a number of Conversion Shares equal to (a) any Early Redemption Amount that Company elects in its sole discretion to pay in ADRs, multiplied by (b) the Market Price.  In addition, Company shall concurrently pay to Holder, by wire transfer of immediately available funds, any Early Redemption Amount that Company elects to pay in cash.

4.                                                   Application for quotation.  Immediately upon the issue of Shares the subject of the Conversion Shares to the Holder, the Company will apply to the ASX for the quotation of the allotted Shares.

5.                                                   Cleansing Notice: the Company must give to the ASX a notice in accordance with:

a.                                      Section 708A(12C) of the Corporations Act as inserted by ASIC Class Order [CO 10/322] on the same day as, or within 2 business days before the Note is issued; or

b.                                      Sections 708A(5)(e) and (6) of the Corporations Act, within 1 Trading Day of the issue of the Shares the subject of the Conversion Shares to the Holder.

6.                                                   Stock Splits.  If the Company at any time on or after the Issuance Date subdivides (by any split, dividend, recapitalization or otherwise) its outstanding shares of ADSs into a greater number of ADSs, without a proportionate subdivision of the Company’s Shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Company at any time on or after such Issuance Date combines (by combination, reverse split or otherwise) its outstanding ADSs into a smaller number of shares of ADSs without a proportionate combination of the Company’s Shares represented by the ADS, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased.  Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective, subject to any adjustment in accordance with ASX Listing Rules.

7.                                                   Reconstructions. If the Company undertakes a reconstruction or reorganisation of the Shares prior to the Conversion Date for this Note by way of consolidation, subdivision, capital reduction or return, bonus issue, pro rata offer or issue or otherwise and having an effect on the (a) value of an ADR, or (b) number of shares represented by an ADR, then the Company must make corresponding and appropriate adjustments to the Conversion Price and in accordance with the ASX Listing Rules.  The adjustments will be made such that:

a.                                      the value of the Note is not adversely affected by the reconstruction;

b.                                      the Holder is not conferred with any additional benefits which are not also conferred on the holders of ADRs (subject to the same provisions with respect to rounding of entitlements as apply to ADRs, if any); and

c.                                       unless required by the ASX Listing Rules, in all other respects the terms for the conversion of the Note shall remain unchanged.  Any required adjustment will be determined in accordance with the ASX Lising Rules.

Prior to the Company reorganizing its capital, it must tell the Holder of the proposed treatment of the Note.

8.                                                   Rights.  In addition to any adjustments pursuant to Section I.H.4, if at any time other than under any employee option or share plans which may be adopted from time to time by the Company (up to a maximum of 5% of the Company’s then issued share capital), the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Shares (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of ADRs acquirable upon conversion of all Notes held by Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of ADRs are to be determined for the grant, issue or sale of such Purchase Rights.

G.                                   Definitions.

Capitalised terms have the meaning described in the Purchase Agreement, except for terms defined above and the following terms shall have the following meanings:

“Adjustment Factor” means $0.20 per ADR.

“ASX” means ASX Limited or the market operated by the Australian Securities Exchange, as the context requires.

“ASX Listing Rules” means the official listing rules of the ASX.

“Bloomberg” means the Bloomberg Professional service of Bloomberg Finance L.P., or its successor performing similar functions.

“Change of Control” means a circumstance where a person or persons having not previously had effective control of the Company at the date of this Note gains effective control of the Company.  For the purpose of this Note a person or persons has effective control of the Company if that person or those persons (acting jointly) directly or indirectly:

i.                                         control the composition of the board of directors of the Company;

ii.                                     are in a position to cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company; or

iii.                                 hold more than one-half of the Shares excluding any part of those Shares which carry no right to participate beyond a specified amount in the distribution of either profits or capital.

“Closing Price” means, for any security as of any date, the last closing bid price for such security on the Trading Market, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m., Eastern time, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security, all as reported by Bloomberg.

“Conversion Price” means a price per ADR equal to $3.00 per ADR, as adjusted in accordance with the terms of this Note.

“Conversion Shares” mean the ADSs, as evidenced by ADRs, issuable upon conversion of this Note or Ordinary Shares, as the case may be.

“Credit Spread Adjustment” means 98.25 basis points.

A “Deemed Liquidation Event” means:  (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.  The Company will not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that a portion the consideration payable will be allocated to full redemption of Holder.

“Early Redemption Amount” for all or any portion of the Note means the Liquidation Value (LV) of such amount, multiplied by the result of [(i) the Interest Rate on the date of determination of the Early Redemption Amount (IR), multiplied by (ii) the number of whole years between the Issuance Date and the Redemption Maturity Date (BY)] or in mathematical terms —

Early Redemption Amount = LV x (IR x BY).

“Equity Conditions” means (i) on each day during the period beginning 20 Trading Days prior to the applicable date of determination and ending 20 Trading Days (or, at any time a Registration Statement is not current and effective, 40 Trading Days) after the applicable date of determination (the “Equity Conditions Measuring Period”), the ADRs are not under chill or freeze, and are designated for quotation on the Trading Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (ii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon all conversions or redemptions of the Note in accordance with their terms to the Holder on a timely basis; (iii) the Company shall have no knowledge of any fact that would cause both of the following (1) a registration statement not to be effective and available for the issuance of the Conversion Shares; and (2) Section 3(a)(9) under the Securities Act of 1933, as amended, not to be available for the issuance of the Conversion Shares, or Securities Act Rule 144 not to be available for the resale of all the Conversion Shares underlying the Note; (iv) a minimum of $500,000 in aggregate trading volume has traded on the Trading Market during the 20 Trading Dates prior to the date of determination; (v) the Closing Price for ADRs is at least $5.25 per ADR; (vi) all ADRs to which Holder is entitled have been timely received into Holder’s designated account in electronic form fully cleared for trading; and (vii) the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document.

“Event of Default” means :

iv.                                   a Change of Control occurs without the prior written consent of the Holder;

v.                                      all or a material part of the assets of the Company are sold or divested because it is required to do so by a binding order from a Regulatory Authority, or are compulsorily acquired by any regulatory authority, and the Company does not receive compensation for the acquisition, sale or disposal which is acceptable to the Holder;

vi.                                   the Company fails to pay or repay any principal or Interest hereunder when due and payable by it, and the failure to pay or repay is not remedied within 5 Trading Days of the due date;

vii.                                an application is made to a court for an order that the Company be wound up or that a provisional liquidator be appointed (unless the application is withdrawn, struck out or dismissed within 7 days of it being made);

viii.                             a liquidator is appointed to the Company;

ix.                                   a resolution is passed or a decision taken to appoint an administrator to the Company or there is a controller (as defined under the Corporations Act)  of any of its assets;

x.                                      the Company enters into, or resolves to enter into, an arrangement or composition with, or assignment for the benefit of, all or any of its creditors, or it, or anyone on its behalf, proposes a reorganisation, moratorium, deed of company arrangement or other administration involving any of them or the winding up or dissolution of the Company;

xi.                                   the Company is, states that it is, or is presumed under any applicable law to be, insolvent;

xii.                                the Company becomes an insolvent under administration as defined in Part 5 of the Corporations Act or action is taken which could result in that event;

xiii.                             as a result of the operation of section 459F(1) of the Corporations Act, the Company is taken to have failed to comply with a statutory demand; or

xiv.                            the Company is deregistered, or steps are taken to deregister the Company.

“Market Price” means 82.0% of the following:  the Closing Price on the date of determination, not to exceed the average of the individual daily volume weighted average prices of any five Trading Days during the Equity Conditions Measuring Period surrounding such date.

“Maximum Triggering Level” means $3.60 per ADR.

“Measuring Metric” means the daily volume weighted average price of the ADRs on the Trading Market on any Trading Day following the Issuance Date.

“Minimum Triggering Level” means $2.40 per ADR.

“Ordinary Share” means an ordinary share in the capital of the Company.

“Purchase Agreement” means the Amended and Restated Securities Purchase Agreement between the Company and the Holder dated as of December 19, 2013.

“Redemption Maturity Date” means the date 7 years after the Issuance Date.

“Section” means a section of this Note.

“Shares” means the ordinary fully paid shares represented by the ADRs.

“Trading Day” means any day on which the ADRs are traded on the Trading Market; provided that it shall not include any day on which the ADRs are (i) scheduled to trade for less than 5 hours, or (ii) suspended from trading.

“Trading Market” means whatever is at the time the principal United States trading exchange or market for the ADRs.

All stated dollar ($) amounts are in lawful currency of the United States of America.

H.                                   Conversion Limitations.

1.                                                   Without consent of the Company, which may be granted or withheld in its sole and absolute discretion, Holder may not:

a.                                      issue more than 24 Holder Conversion Notices per calendar year; or

b.                                      issue any single Holder Conversion Notice for more than $500,000 in Liquidation Value.

2.                                                   Notwithstanding any other provision, at no time may the Company or Holder deliver a Conversion Notice if the number of Shares underlying the Conversion Shares to be received pursuant to such Conversion Notice, aggregated with all other Shares then beneficially (or deemed beneficially) owned by Holder, would result in Holder owning, on the date of delivery of the Conversion Notice:

a.                                      more than 9.99% of all ordinary shares outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; or

b.                                      on the Holder or any Associate of Holder a combined “relevant interest” as defined in the Corporations Act of more than 20%; or

c.                                       result in the Holder and any associate of the Holder having a combined “relevant interest” as defined in the Corporations Act in 4.99% or more of the votes attached to voting Shares in the Company.

I.                                        Register.  The Company will keep at its principal office, or at the offices of the transfer agent, a register of the Notes.  Upon the surrender of this Note at such place, the Company, at the request of the record Holder of such Note, will execute and deliver (at the Company’s expense) a new note in exchange therefor representing in the aggregate the amount represented by the surrendered Note.  Each such new note will be registered in such name and will represent such amount as is requested by the Holder of the surrendered note and will be substantially identical in form to the surrendered Note.

II.                                   Miscellaneous.

A.                                    Notices.  Any and all notices to the Company will be addressed to the Company’s Chief Executive Officer at the Company’s principal place of business on file with the [].  Any and all notices or other communications or deliveries to be provided by the Company to any Holder hereunder will be in writing and delivered personally, by electronic mail, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via electronic mail or facsimile prior to 5:30 p.m. Eastern time, (2) the date after the date of transmission, if such notice or communication is delivered via electronic mail or facsimile later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given.

B.                                    Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.

C.                                    Governing Law.  This Note shall be governed in accordance with the foregoing and the provisions of the State of Victoria, Australia.

IN WITNESS WHEREOF, the undersigned have executed this Note this [  ]th day of [                ] 2013.

Signed:

Name:

Title:

Signed:

Name:

Title:

Exhibit 3

Form of Redeemable, Convertible Note for Greenshoe Option

THE SECURITIES REPRESENTED BY AND UNDERLYING THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER OR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

GENETIC TECHNOLOGIES LTD.

7.5% REDEEMABLE, CONVERTIBLE NOTE

Principal Amount: US$5,000,000.00	Issuance Date: , 2013

FOR VALUE RECEIVED, Genetic Technologies Limited, an Australian public company limited by shares (the “Company”), hereby promises to pay to the holder (“Holder”) of this Redeemable, Convertible Note (“Note”), the principal sum stated above, upon presentation and surrender of this Note at the principal office of the Company or such other place as the Holder may designate, as follows:

III.                              Terms of Note.

A.                                    Conversion to American Depositary Receipts.  Holder may, at any time and from time to time, in its sole and absolute discretion, convert all or any portion of the then outstanding balance of this Note into American Depositary Receipts (“ADRs”) of the Company at US$4.00 per ADR or, at Holder’s option, ordinary shares of the Company at US$4.00 per every 30 ordinary shares. For purposes of this Note, ADRs means American Depositary Shares represented by ADRs and each ADS represents 30 ordinary shares of the Company.

B.                                    Ranking.

1.                                                   Ranking.  The Notes will, with respect to rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior to all ordinary shares of the Company with respect to right of liquidation; and (b) equal to all other unsecured indebtedness of the Company.

2.                                                   Conversion Shares.  Each Conversion Share will rank equally with the existing ADSs and Ordinary Shares, as the case may be, at the date of conversion.

3.                                                   Voting.  Holder shall have no voting rights with respect to the Note.

4.                                                   Unlisted.  The Company does not intend to list the Note for quotation on any exchange or market.

C.                                    Interest.  Commencing on the date of the issuance of this Note first stated above (“Issuance Date”), the Note will accrue interest (“Interest”), at a rate equal to 7.5% per annum, subject to adjustment as provided herein, (“Interest Rate”).

1.                                                   Interest is payable at the Company’s election, (a) in cash; or (b) in free trading ADRs registered pursuant to a current and effective registration statement on file with the U.S. Securities & Exchange Commission (“Registration Statement”), valued at the Market Price as at the date of payment of the Interest.

2.                                                   So long as this Note is outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Shares, unless the amount of any accumulated interest is first paid to the Holder.  No Shares or ADRs will be redeemed, and Company must not implement a share buy-back, or pay, make or declare a capital return without the consent of the Holder, while the Note is outstanding.

D.                                    Liquidation.

1.                                                   Upon any liquidation, dissolution or winding up of the Company (the “Liquidation Date”), whether voluntary or involuntary, pari passu with payment or provision for payment of debts and other unsecured liabilities of the Company, Holders of the Notes shall rank senior in priority to holders of ADRs and Shares, and will be entitled to be paid out of the assets of the Company available for distribution, prior to any amounts being paid to holders of ADRs or Shares, an amount with respect to each Note equal to the amount of principal outstanding as of the Liquidation Date, plus any accrued but unpaid Interest thereon (collectively, the “Liquidation Value”).  If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the amounts payable with respect to the Notes are not paid in full, the Holders will rank senior to the holders of ADRs and Shares in any distribution of assets of the Company and shall receive an amount equal to the principal and all accumulated and unpaid Interest, if any, to which each such Holder is entitled.

2.                                                   If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company will be insufficient to make payment in full to all Holders of Notes, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

E.                                    Redemption.

1.                                                   Company’s Redemption Option.  The Company may at any time upon or after the Redemption Maturity Date, in its sole and absolute discretion, redeem all or any portion of the Note for cash at the Liquidation Value.  Any partial redemption of the Note shall be applied proportionally to outstanding principal and accrued but unpaid interest thereon.

2.                                                   Early Redemption.  The Company may at any time prior to the Redemption Maturity Date, in its sole and absolute discretion, redeem all or any portion of the Note for cash at the Liquidation Value plus the Early Redemption Amount on the date of the applicable redemption or conversion, less any interest that has been paid as of such date.  Any partial redemption of the Note shall be applied proportionally to outstanding principal and Early Redemption Amount thereon.

3.                                                   Credit Risk Adjustment.  Notwithstanding any other provision, the Interest Rate shall adjust upward by an amount equal to the Credit Spread Adjustment for each amount, if any, equal to the Adjustment Factor, or any portion thereof that the Measuring Metric falls below the Minimum Triggering Level.  The Interest Rate shall adjust downward by an amount equal to the Credit Spread Adjustment for each amount, if any, equal to the Adjustment Factor that the Measuring Metric rises above the Maximum Triggering Level; provided, however, that in no event shall the Interest Rate be below zero.

4.                                                   Mandatory Redemption.  If any of the following events occur:

a.                                      the Board of Directors of the Company determines to (i) cease the Company’s ADR program, or (ii) liquidate, dissolve or wind-up its business and affairs, or dispose of all or substantially all of its assets; or

b.                                      Company (i) does not have an adequate number of ADRs registered to issue any ADRs that must or may be issued pursuant to this Note, or (ii) becomes aware that it is unable to issue Conversion Shares or Shares for any reason; or

c.                                       All ADRs that must or may be issued pursuant to this Note are not timely issued or registered for any reason; or

d.                                      An uncured Event of Default occurs; or

e.                                       An uncured material breach by Company:

i.                                         as at the relevant Closing Date, of any part of Section III of the Purchase Agreement; or

ii.                                     at any time of:  (A) of any other section of the Purchase Agreement, (B) any other provision of any Transaction Document, or (C) any provision of this Note;

then the Company must redeem the Note for the Liquidation Value plus the Early Redemption Amount as of such date.

5.                                                   Mechanics of Redemption.  If the Company elects to redeem all or any portion of the Note then outstanding, it will deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Company”) to Holder, which Notice of Redemption at Option of Company will indicate (a) the principal amount of Notes that the Company is electing to redeem, (b) the Liquidation Value thereof, and (c) any applicable Early Redemption Amount thereon.

6.                                                   Payment of Redemption Price.  Upon receipt by Holder of a Notice of Redemption at Option of Company, Holder will promptly submit to the Company the original Note.  The Company will pay to Holder in cash the amount due to Holder in connection with the redemption.  The Holder shall not be required to deliver the original Note in order to effect a partial redemption.

F.                                     Conversion.

1.                                                   Mechanics of Conversion.

a.                                      Subject to the terms and conditions hereof, the Note may be converted, in part or in whole, into ADRs, at any time or times after the Issuance Date, at the option of Holder or the Company, by (i) if at the option of Holder, delivery of a written notice to the Company (the “Holder Conversion Notice”), of the Holder’s election to convert, or (ii) if at the option of the Company, if the Equity Conditions are met, delivery of a written notice to Holder (the “Company Conversion Notice” and, with the Holder Conversion Notice, each a “Conversion Notice”), of the Company’s election to convert.  By the Trading Day after which the Company has received the Holder Conversion Notice or issued the Company Conversion Notice, the Company must transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Holder Conversion Notice or issuance of the Company Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”) and must direct the Transfer Agent to credit such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such Conversion Notice to Holder’s or its designee’s balance account with The Depository Trust Corporation (DTC) through its Deposit/Withdrawal at Custodian (DWAC) system, time being of the essence.

b.                                      No fractional ADRs are to be issued upon conversion of the Note, but rather the Company shall issue to Holder scrip in registered form (certificated or uncertificated) which shall entitle Holder to receive a full ADR upon the surrender of such scrip or warrants aggregating a full ADR.

c.                                       The Holder may elect to specify in a Holder Conversion Notice that it is to receive Ordinary Shares upon conversion, in which case the Company will issue Ordinary Shares instead of ADRs in a ratio of 30 Ordinary Shares per ADR that would otherwise have been issued (such ratio subject to appropriate adjustment if the number of Ordinary Shares represented by an ADR changes), and references to “Conversion Shares” are to be read as including such Ordinary Shares where applicable. The Company must register the Holder as the holder of the relevant number of Ordinary Shares in its issuer sponsored sub-register, or (if the Holder provides relevant details) on the CHESS sub-register, and in either case provide a holding statement to the Holder for those Ordinary Shares, within the time periods that would have applied to an issue of Conversion Shares under these terms.  Such holding statement shall include the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY RECEIVING THESE SHARES, AGREES THAT THESE SHARES MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THESE SHARES AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE SHARES ARE ISSUED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THESE SHARES.”

d.                                      The Holder shall not be required to deliver the original Note in order to effect a partial conversion hereunder.

e.                                       The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Conversion Shares to Holder other than the personal income or capital gains taxes of the Holder.

2.                                                   Conversions.  In the event of a conversion pursuant to a Holder Conversion Notice, or where the Equity Conditions have been satisfied a Company Conversion Notice, the Company shall issue to the Holder a number of Conversion Shares equal to the following:  the sum of (i) (a) the principal amount of the Note then being converted, divided by (b) the Conversion Price; plus (ii) (a) the amount of any accrued but unpaid interest that Company elects in its sole and absolute discretion to pay in ADRs, divided by (b) the Market Price.  In addition, Company shall concurrently pay to Holder, by wire transfer of immediately available funds, any amount of accrued but unpaid interest that Company elects to pay in cash.

3.                                                   Early Conversion.  In the event of a conversion prior to the Redemption Maturity Date, in addition to the issuances and payments provided for in the preceding paragraph, the Company shall issue to the Holder a number of Conversion Shares equal to (a) any Early Redemption Amount that Company elects in its sole discretion to pay in ADRs, multiplied by (b) the Market Price.  In addition, Company shall concurrently pay to Holder, by wire transfer of immediately available funds, any Early Redemption Amount that Company elects to pay in cash.

4.                                                   Application for quotation.  Immediately upon the issue of Shares the subject of the Conversion Shares to the Holder, the Company will apply to the ASX for the quotation of the allotted Shares.

5.                                                   Cleansing Notice: the Company must give to the ASX a notice in accordance with:

a.                                      Section 708A(12C) of the Corporations Act as inserted by ASIC Class Order [CO 10/322] on the same day as, or within 2 business days before the Note is issued; or

b.                                      Sections 708A(5)(e) and (6) of the Corporations Act, within 1 Trading Day of the issue of the Shares the subject of the Conversion Shares to the Holder.

6.                                                   Stock Splits.  If the Company at any time on or after the Issuance Date subdivides (by any split, dividend, recapitalization or otherwise) its outstanding shares of ADSs into a greater number of ADSs, without a proportionate subdivision of the Company’s Shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Company at any time on or after such Issuance Date combines (by combination, reverse split or otherwise) its outstanding ADSs into a smaller number of shares of ADSs without a proportionate combination of the Company’s Shares represented by the ADS, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased.  Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective, subject to any adjustment in accordance with ASX Listing Rules.

7.                                                   Reconstructions. If the Company undertakes a reconstruction or reorganisation of the Shares prior to the Conversion Date for this Note by way of consolidation, subdivision, capital reduction or return, bonus issue, pro rata offer or issue or otherwise and having an effect on the (a) value of an ADR, or (b) number of shares represented by an ADR, then the Company must make corresponding and appropriate adjustments to the Conversion Price and in accordance with the ASX Listing Rules.  The adjustments will be made such that:

a.                                      the value of the Note is not adversely affected by the reconstruction;

b.                                      the Holder is not conferred with any additional benefits which are not also conferred on the holders of ADRs (subject to the same provisions with respect to rounding of entitlements as apply to ADRs, if any); and

c.                                       unless required by the ASX Listing Rules, in all other respects the terms for the conversion of the Note shall remain unchanged.  Any required adjustment will be determined in accordance with the ASX Lising Rules.

Prior to the Company reorganizing its capital, it must tell the Holder of the proposed treatment of the Note.

8.                                                   Rights.  In addition to any adjustments pursuant to Section I.H.4, if at any time other than under any employee option or share plans which may be adopted from time to time by the Company (up to a maximum of 5% of the Company’s then issued share capital), the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Shares (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of ADRs acquirable upon conversion of all Notes held by Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of ADRs are to be determined for the grant, issue or sale of such Purchase Rights.

G.                                   Definitions.

Capitalised terms have the meaning described in the Purchase Agreement, except for terms defined above and the following terms shall have the following meanings:

“Adjustment Factor” means $0.20 per ADR.

“ASX” means ASX Limited or the market operated by the Australian Securities Exchange, as the context requires.

“ASX Listing Rules” means the official listing rules of the ASX.

“Bloomberg” means the Bloomberg Professional service of Bloomberg Finance L.P., or its successor performing similar functions.

“Change of Control” means a circumstance where a person or persons having not previously had effective control of the Company at the date of this Note gains effective control of the Company.  For the purpose of this Note a person or persons has effective control of the Company if that person or those persons (acting jointly) directly or indirectly:

i.                                         control the composition of the board of directors of the Company;

ii.                                     are in a position to cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company; or

iii.                                 hold more than one-half of the Shares excluding any part of those Shares which carry no right to participate beyond a specified amount in the distribution of either profits or capital.

“Closing Price” means, for any security as of any date, the last closing bid price for such security on the Trading Market, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m., Eastern time, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security, all as reported by Bloomberg.

“Conversion Shares” mean the ADSs, as evidenced by ADRs, issuable upon conversion of this Note.

“Conversion Price” means a price per ADR equal to $4.00 per ADR, as adjusted in accordance with the terms of this Note.

“Credit Spread Adjustment” means 98.25 basis points.

A “Deemed Liquidation Event” means:  (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.  The Company will not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that a portion the consideration payable will be allocated to full redemption of Holder.

“Early Redemption Amount” for all or any portion of the Note means the Liquidation Value (LV) of such amount, multiplied by the result of [(i) the Interest Rate on the date of determination of the Early Redemption Amount (IR), multiplied by (ii) the number of whole years between the Issuance Date and the Redemption Maturity Date (BY)] or in mathematical terms —

Early Redemption Amount = LV x (IR x BY).

“Equity Conditions” means (i) on each day during the period beginning 20 Trading Days prior to the applicable date of determination and ending 20 Trading Days (or, at any time a Registration Statement is not current and effective, 40 Trading Days) after the applicable date of determination (the “Equity Conditions Measuring Period”), the ADRs are not under chill or freeze, and are designated for quotation on the Trading Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (ii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon all conversions or redemptions of the Note in accordance with their terms to the Holder on a timely basis; (iii) the Company shall have no knowledge of any fact that would cause both of the following (1) a registration statement not to be effective and available for the issuance of the Conversion Shares; and (2) Section 3(a)(9) under the Securities Act of 1933, as amended, not to be available for the issuance of the Conversion Shares, or Securities Act Rule 144 not to be available for the resale of all the Conversion Shares underlying the Note; (iv) a minimum of $500,000 in aggregate trading volume has traded on the Trading Market during the 20 Trading Dates prior to the date of determination; (v) the Closing Price for ADRs is at least $7.00 per ADR; (vi) all ADRs to which Holder is entitled have been timely received into Holder’s designated account in electronic form fully cleared for trading; and (vii) the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document.

“Event of Default” means :

i.                                          a Change of Control occurs without the prior written consent of the Holder;

ii.                                       all or a material part of the assets of the Company are sold or divested because it is required to do so by a binding order from a Regulatory Authority, or are compulsorily acquired by any regulatory authority, and the Company does not receive compensation for the acquisition, sale or disposal which is acceptable to the Holder;

iii.                                    the Company fails to pay or repay any principal or Interest hereunder when due and payable by it, and the failure to pay or repay is not remedied within 5 Trading Days of the due date;

iv.                                   an application is made to a court for an order that the Company be wound up or that a provisional liquidator be appointed (unless the application is withdrawn, struck out or dismissed within 7 days of it being made);

v.                                      a liquidator is appointed to the Company;

vi.                                   a resolution is passed or a decision taken to appoint an administrator to the Company or there is a controller (as defined under the Corporations Act)  of any of its assets;

vii.                                the Company enters into, or resolves to enter into, an arrangement or composition with, or assignment for the benefit of, all or any of its creditors, or it, or anyone on its behalf, proposes a reorganisation, moratorium, deed of company arrangement or other administration involving any of them or the winding up or dissolution of the Company;

viii.                             the Company is, states that it is, or is presumed under any applicable law to be, insolvent;

ix.                                   the Company becomes an insolvent under administration as defined in Part 5 of the Corporations Act or action is taken which could result in that event;

x.                                      as a result of the operation of section 459F(1) of the Corporations Act, the Company is taken to have failed to comply with a statutory demand; or

xi.                                   the Company is deregistered, or steps are taken to deregister the Company.

“Market Price” means 82.0% of the following:  the Closing Price on the date of determination, not to exceed the average of the individual daily volume weighted average prices of any five Trading Days during the Equity Conditions Measuring Period surrounding such date.

“Maximum Triggering Level” means $4.60 per ADR.

“Measuring Metric” means the daily volume weighted average price of the ADRs on the Trading Market on any Trading Day following the Issuance Date.

“Minimum Triggering Level” means $3.40 per ADR.

“Purchase Agreement” means the Amended and Restated Securities Purchase Agreement between the Company and the Holder dated as of December     , 2013.

“Redemption Maturity Date” means the date 7 years after the Issuance Date.

“Section” means a section of this Note.

“Shares” means the ordinary fully paid shares represented by the ADRs.

“Trading Day” means any day on which the ADRs are traded on the Trading Market; provided that it shall not include any day on which the ADRs are (i) scheduled to trade for less than 5 hours, or (ii) suspended from trading.

“Trading Market” means whatever is at the time the principal United States trading exchange or market for the ADRs.

All stated dollar ($) amounts are in lawful currency of the United States of America.

H.                                   Conversion Limitations.

1.                                                   Without consent of the Company, which may be granted or withheld in its sole and absolute discretion, Holder may not:

a.                                      issue more than 24 Holder Conversion Notices per calendar year; or

b.                                      issue any single Holder Conversion Notice for more than $500,000 in Liquidation Value.

2.                                                   Notwithstanding any other provision, at no time may the Company or Holder deliver a Conversion Notice if the number of Shares underlying the Conversion Shares to be received pursuant to such Conversion Notice, aggregated with all other Shares then beneficially (or deemed beneficially) owned by Holder, would result in Holder owning, on the date of delivery of the Conversion Notice:

a.                                      more than 9.99% of all ordinary shares outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; or

b.                                      on the Holder or any Associate of Holder a combined “relevant interest” as defined in the Corporations Act of more than 20%; or

c.                                       result in the Holder and any associate of the Holder having a combined “relevant interest” as defined in the Corporations Act in 4.99% or more of the votes attached to voting Shares in the Company.

I.                                        Register.  The Company will keep at its principal office, or at the offices of the transfer agent, a register of the Notes.  Upon the surrender of this Note at such place, the Company, at the request of the record Holder of such Note, will execute and deliver (at the Company’s expense) a new note in exchange therefor representing in the aggregate the amount represented by the surrendered Note.  Each such new note will be registered in such name and will represent such amount as is requested by the Holder of the surrendered note and will be substantially identical in form to the surrendered Note.

IV.                               Miscellaneous.

A.                                    Notices.  Any and all notices to the Company will be addressed to the Company’s Chief Executive Officer at the Company’s principal place of business on file with the [].  Any and all notices or other communications or deliveries to be provided by the Company to any Holder hereunder will be in writing and delivered personally, by electronic mail, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via electronic mail or facsimile prior to 5:30 p.m. Eastern time, (2) the date after the date of transmission, if such notice or communication is delivered via electronic mail or facsimile later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given.

B.                                    Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.

D.                                    Governing Law.  This Note shall be governed in accordance with the foregoing and the provisions of the State of Victoria, Australia.

IN WITNESS WHEREOF, the undersigned have executed this Note this [  ]th day of [                ] 2013.

Signed:

Name:

Title:

Signed:

Name:

Title:

Exhibit 4

FORM OF HOLDER CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert $                                                           of the principal amount of Note No.                        into American Depositary Shares or Ordinary Shares of GENETIC TECHNOLOGIES LIMITED, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Amount to be converted:	$
Conversion Price:	$
Number of American Depositary Shares to be issued:
Number of Ordinary Shares:
Amount of Note Unconverted:	$

Please issue the American Depositary Shares (or provide as necessary for Ordinary Shares) in the following name and to the following account:

Issue to:

Authorized Signature:

Name:

Title:

Broker DTC Participant Code:

Account Number:

Exhibit 4-A-1

Form of Transfer Agent Instructions

[Letterhead of Company]

[                         ], 2013

Re:                             Genetic Technologies Ltd.

Ladies and Gentlemen:

In accordance with the Amended and Restated Securities Purchase Agreement, dated as of December     , 2013, by and between Genetic Technologies Ltd., an Australian public company limited by shares (“Company”), and Ironridge BioPharma Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), pursuant to which Company may issue and deliver American Depositary Receipts (“ADRs”) representing the Company’s American Depositary Shares (“ADS”) upon conversion of Notes, this will serve as our irrevocable authorization and direction to you to deposit with The Bank of New York Mellon’s custodian,                         , the number of Ordinary Shares required to be issued pursuant to any conversion of the Notes by Purchaser.

Genetic Technologies Limited

By:
Name:
Title:

Cc:  The Bank of New York Mellon

Exhibit 4-A-2

Form of Transfer Agent Instructions

[Letterhead of Company]

[                         ], 2013

Re:                             Genetic Technologies Ltd.

Ladies and Gentlemen:

In accordance with the Amended and Restated Securities Purchase Agreement, dated December     , 2013, by and between Genetic Technologies Ltd., an Australian public company limited by shares (“Company”), and Ironridge BioPharma Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), pursuant to which Company may issue and deliver American Depositary Receipts (“ADRs”) representing the Company’s American Depositary Shares (“ADS”) upon conversion of Notes, this will serve as our irrevocable authorization and direction to you to deposit          Ordinary Shares with The Bank of New York Mellon’s custodian,                         .

Genetic Technologies Limited

By:
Name:
Title:

Cc:  The Bank of New York Mellon

2

Exhibit 4-B-1

Form of ADR Depositary Instructions

[Letterhead of Company]

[                         ], 2013

Re:                             Genetic Technologies Ltd.

Ladies and Gentlemen:

In accordance with the Amended and Restated Securities Purchase Agreement, dated December     , 2013, by and between Genetic Technologies Ltd., an Australian public company limited by shares (“Company”), and Ironridge BioPharma Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company, pursuant to which Company may issue and deliver American Depositary Receipts (“ADRs”) representing the Company’s American Depositary Shares (“ADS”) upon conversion of Notes, this will serve as our irrevocable authorization and direction to you to deliver the number of ADSs required to be delivered in respect of the deposit of the number of Ordinary Shares made with your custodian to the designated account of Purchaser through the Deposit and Withdrawal at Custodian System of the Depositary Trust Company pursuant to any conversion of the Notes by Purchaser.  We will bear the cost of the issuance fee in respect of those ADSs.

Genetic Technologies Limited

By:
Name:
Title:

3

Exhibit 4-B-2

Form of ADR Depositary Instructions

[Letterhead of Company]

[                         ], 2013

Re:                             Genetic Technologies Ltd.

Ladies and Gentlemen:

In accordance with the Amended and Restated Securities Purchase Agreement, dated December     , 2013, by and between Genetic Technologies Ltd., an Australian public company limited by shares (“Company”), and Ironridge BioPharma Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), pursuant to which Company may issue and deliver American Depositary Receipts (“ADRs”) representing the Company’s American Depositary Shares (“ADS”) upon conversion of Notes, this will serve as our irrevocable authorization and direction to you to deliver        ADSs in respect of the deposit of         Ordinary Shares made today with your custodian to the account of Purchaser at                                   through the Deposit and Withdrawal at Custodian System of the Depositary Trust Company.  We will bear the cost of the issuance fee in respect of those ADSs.

Genetic Technologies Limited

By:
Name:
Title:

4

Exhibit 5-A

Form of Legal Opinion of K&L Gates

[Date]

To:                                                         Ironridge BioPharma Co. a division of Ironridge Global IV, Ltd., a British Virgin Islands business company

Dear Sirs,

Genetic Technologies Limited ACN 009 212 328  (Company) re Securities Purchase Agreement

We act as Australian legal advisers for Genetic Technologies Limited ACN 009 212 328 in relation to the proposed Securities Purchase Agreement (Agreement) to be entered into between the Company and you.

1.                                      DEFINITIONS

In this opinion:

(a)                                 Agreement means a Securities Purchase Agreement dated ### between the Company and you in connection with the sale and issuance of a 7.5% redeemable, convertible note (Note) and the Greenshoe Option, the Note and the Greenshoe Option being convertible into shares of American Depositary Receipts (ADRs) of the Company. For the avoidance of doubt, references to the Agreement include the Note and the Greenshoe Option when issued;

(b)                                 ASIC means the Australian Securities and Investments Commission;

(c)                                  ASIC Search means the search described in section 4 below;

(d)                                 ASX means ASX Limited ACN 008 624 691 and ASX Listing Rules means the listing rules as promulgated by ASX Limited;

(e)                                  Closing has the meaning as provided in the Agreement;

(f)                                   Corporations Act means the Corporations Act 2001 (Cth);

(g)                                  Document means the documents listed in section 2 below;

(h)                                 Greenshoe Option has the meaning as provided in the Agreement;

(i)                                     law means the common law, principles of equity and laws constituted by legislation that is available to the public generally;

(j)                                    Relevant Jurisdictions means the State of Victoria and the federal jurisdiction of the Commonwealth of Australia;

(k)                                 Securities means fully paid ordinary shares of the Company, or ADRs in respect of those shares, as the context requires.

2.                                      DOCUMENTS

We have examined and rely on:

(a)                                 an executed copy of the Agreement; and

(b)                                 a copy of the Company’s constitution.

3.                                      SCOPE

This opinion relates only to the laws of the Relevant Jurisdictions, as interpreted by courts of the Relevant Jurisdictions, at 9.00am (Melbourne time) on the date of this opinion.

We express no opinion on the impact of any revenue laws.

This opinion is given on the basis that it will be construed in accordance with the laws of Victoria, Australia. Anyone relying on this opinion agrees that this opinion and all matters (including any liability) arising in any way from it are to be governed by the laws of Victoria, Australia and will be subject to the non-exclusive jurisdiction of the courts of Victoria, Australia.

4.                                      SEARCHES

We have relied on an extract of the public records of the Company produced by ASIC on [•] (ASIC Search).  We have assumed that the extract is correct, complete and up-to-date, and is the same as information provided by the Company to ASIC.  We have not examined any documents that the Company may have filed with ASIC.

We have not conducted any other searches or investigations.

5.                                      OPINION

Our opinion is as follows, subject to the assumptions in Schedule 1 and the qualifications in Schedule 2:

(a)                                 The Company is a public company limited by shares and is incorporated and exists under the laws in force in Australia.  The ASIC Search did not reveal that there are any current applications or orders for the winding up of, or appointment of a receiver or liquidator for the Company or its subsidiaries or any notice of their proposed deregistration.

(b)                                 The Company has the corporate power to enter into and, subject to obtaining all approvals as referred to in the Agreement, will have the corporate power to perform its obligations under the Agreement.

(c)                                  The Securities when issued in accordance with the terms and conditions of the Agreement will be legally and validly issued and fully paid.  The issuance of the Securities will not be subject to any statutory or, to our knowledge, contractual pre-emptive rights of any shareholder of the Company other than as referred to in the Agreement, and the allottee will be issued valid legal and beneficial title to the Securities if the Note (and any Note to issue upon a conversion of the Greenshoe Option) is converted in accordance with the terms of the Agreement.

(d)                                 The entry by the Company into and the performance by the Company of its obligations under the Agreement, does not and will not breach any law of the Relevant Jurisdictions or violate the Certificate of Incorporation or Constitution of the Company.

(e)                                  Upon execution and delivery by the Company and exchange with you, the Agreement will constitute binding obligations of the Company, enforceable in accordance with the terms of the Agreement against it in competent courts of the Relevant Jurisdictions.

2

(f)                                   The Company does not require any authorisation from any government agency of the Relevant Jurisdictions to enable it to enter into or to perform its obligations under the Agreement, or to make its obligations under the Agreement enforceable against it in competent courts of the Relevant Jurisdictions, other than:

(i)                                     as referred to in the Agreement,

(ii)                                  , as have been, or will be prior to the Closing, duly obtained or made, or

(iii)                               to the extent failure to be so obtained or made would not have a material adverse effect on Company or its ability to consummate the transactions contemplated under the Agreement.

(g)                                  It is not necessary to file, register or record the Agreement with any government agency to ensure that the Agreement is binding, enforceable (in accordance with the terms of the Agreement) and admissible in evidence against the Company,

6.                                      LIMITATION OF LIABILITY

Our maximum liability for any losses (including, without prejudice to the generality of the foregoing, indirect, consequential or economic loss), damages or costs suffered or incurred, directly or indirectly, under or in connection with this Opinion including, but not limited to, losses, damages or costs arising as a result of breach of contract, statutory duty, negligence or any other act or omission will be limited (to the extent permitted by law) as follows:

(a)                                 we will only be liable for losses, damages or costs to the extent that they arise from our negligent or wilful failure to prepare this Opinion in accordance with the scope of this Opinion and subject to the scope, assumptions and qualifications expressed in this Opinion;

(b)                                 our liability for all losses, damages or costs suffered or incurred under or in connection with this Opinion is limited to a maximum aggregate liability equal to the amount of fees received by K&L Gates in respect of acting for the Company in relation to the preparation of the Agreement.

7.                                      BENEFIT

We are providing this opinion for your sole benefit in connection with the Agreement.  It is not to be used or relied on by any other person or for any other purpose without our written consent.

This opinion is confidential.  It may not be disclosed to any government agency or other person, quoted in any public document or otherwise referred to without our written consent, except that it may be disclosed (on a no-reliance basis)  as required by law (including the rules of a recognised stock exchange) or to any regulator having jurisdiction over your affairs.

Yours faithfully

Andrew Gaffney

K&L Gates

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Schedule 1 to K&L Gates form of opinion

Assumptions

1.                                      All dates, signatures, seals and duty markings are authentic.

2.                                      If we have reviewed a copy of a document, it is a correct and complete copy of the original.

3.                                      If we have reviewed only a draft of a document, it has been or will be executed in the form of that draft.

4.                                      The Agreement has not been amended, released or terminated.

5.                                      No person has engaged or will engage in fraud or unconscionable, misleading or deceptive conduct (by act or omission) that might make any part of this opinion incorrect or otherwise breach a law of the Relevant Jurisdictions, and in particular, with respect to the issuance or sale of securities pursuant to the Agreement.  No person has engaged or will engage in any other conduct, and there are no facts or circumstances not evident from the face of the documents listed in part 2 of this opinion, that might make any part of this opinion incorrect including, without limiting this, whether the Agreement or a transaction in connection with it will:

(a)                                 financially assist a person to acquire shares in the Company  in contravention of section 260A of the Corporations Act; or

(b)                                 constitute a financial benefit to a related party of the Company in contravention of Chapter 2E  of the Corporations Act.

6.                                      The Company enters into the Agreement in its personal capacity, and not as trustee or agent or in any other capacity.

7.                                      Each of the assumptions set out in section 129 of the Corporations Act is correct in relation to the Agreement and the Company.

8.                                      Each person who executed the Agreement on behalf of the Company held the position they purported to hold.

9.                                      The Agreement:

(a)                                 has been or will be validly authorised and entered into by each party to it other than the Company, and is binding on each such party under all applicable laws; and

(b)                                 is binding on the Company under all applicable laws other than the laws of the Relevant Jurisdictions.

10.                               The Company will at all times duly comply with all its obligations under the Corporations Act 2001, the ASX Listing Rules and otherwise as required by law, upon each issue of securities under the Documents (including without limitation the Company’s disclosure obligations under the ASX Listing Rules and also the “cleansing offer” process under section 708 of the Corporations Act).

11.                               If the Agreement is to be performed in a jurisdiction other than Victoria, Australia, its performance will not be illegal under the laws of that jurisdiction.

12.                               That to the extent the Agreement purports to be governed by the law of any jurisdiction other than the laws of the Relevant Jurisdictions, they are legal, valid and binding obligations on all of the parties thereto and under the applicable law and that none of the execution, delivery or performance of any Document by any party thereto violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the Relevant Jurisdictions;

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13.                               The Company is solvent at the time of entering, and immediately after it enters into, the Agreement and is otherwise solvent as at the time the Securities are issued or sold.

14.                               The Code of Banking Practice of the Australian Bankers’ Association does not apply to the Agreement.

We have not taken any step to investigate whether the assumptions in this opinion are correct, except as expressly stated in this opinion. However, the partners and solicitors engaged on the matters dealt with in this opinion have no actual knowledge (without undertaking any independent enquiry) thatany of the assumptions contained in this opinion are incorrect.

Schedule 2 to K&L Gates form of opinion

Qualifications

15.                               A statement that an obligation is “binding” or “enforceable” means that the obligation is of a type and form that courts of the Relevant Jurisdictions will generally enforce.  It does not mean that the obligation can be enforced in all circumstances.  For example:

(a)                                 equitable remedies, such as injunction and specific performance, are discretionary;

(b)                                 enforceability may be affected by laws relating to insolvency or other laws that affect creditors’ rights generally; and

(c)                                  enforceability may be affected by general law doctrines or statutory relief in relation to matters such as fraud, misrepresentation, mistake, duress, unconscionable conduct, frustration, estoppel, waiver, lapse of time, penalties, courts retaining their ability to adjudicate, public policy or illegality.

16.                               A document may not be admissible in evidence unless any stamp duty or other documentary tax that is payable on it has been paid.

17.                               A court might decline to exercise jurisdiction, for example if it considers that it is not the most appropriate forum or if the subject matter is concurrently before another court.

18.                              The laws of the Relevant Jurisdictions may require that parties act reasonably or in good faith in their dealings with each other, including in exercising rights, powers or discretions or forming opinions.

19.                               As the Company’s obligations under the Agreement are intended to be unsecured, we express no opinion as to whether any security interest that may be granted under the Agreement is attached, enforceable against third parties or perfected, in each case for the purposes of the Personal Property Securities Act 2009 (Cth).

20.                               We express no opinion on any provision of a Document that requires a person to do or not do something that is not clearly identified in the provision or to comply with another document or agreement which is not a Document.

21.                               We have no obligation or duty to advise you of any changes in those laws or their interpretation after the date of this Opinion or to update this Opinion by reference to any changes in law, of fact or that may occur after the date of this opinion, or to correct any inaccuracies of which we become aware after the date of this opinion.

22.                               No enquiries have been made beyond the steps stated in this opinion. The ASIC records searched by us may not be complete or up to date as some documents may not be filed at the relevant offices immediately, some fpay no longer be on file and some might be replaced or might otherwise not appear on file.

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Exhibit 5-B

Form of GT Opinion

[Date]

Ironridge BioPharma Co., a division of Ironridge Global IV, Ltd.

Attention:  [XXXX]

Re:                             Genetic Technologies Limited

Ladies and Gentlemen:

We have acted as special New York counsel to Genetic Technologies Ltd., an Australian public company (the “Company”) in connection with the execution and delivery of the Amended and Restated Securities Purchase Agreement (the “Securities Purchase Agreement”), dated September xx, 2013, as amended and restated as of December •, 2013, between the Company and Ironridge BioPharma Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (the “Purchaser”). This opinion letter is being furnished to you pursuant to Section II.B(2)(b) of the Securities Purchase Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Securities Purchase Agreement.

In that connection, we have examined a counterpart of each of the following documents (collectively, the “Opinion Documents”):

(a)                                 the Securities Purchase Agreement;

(b)                                 the Redeemable Convertible Note, dated the date hereof (the “Initial Note”), issued by the Company to the Purchaser; and

(c) the Form of Redeemable, Convertible Note for the Greenshoe Option (the “Greenshoe Note” and collectively with the Initial Note, the “Notes”).

For the purposes of this opinion, the Securities Purchase Agreement and the Notes are referred to as the “Opinion Documents” and each of the Company and the Purchaser referred to as a “Party” and collectively, as the “Parties.”

In addition, we have examined originals or copies of such other documents or instruments as we have deemed necessary, as appropriate, as a basis for the opinion expressed below. As to certain matters of fact material to the opinions expressed herein, we have relied on the representations by the Company and the Purchaser made in the Opinion Documents.  We have not independently established the facts so relied on.

In our examination of the Opinion Documents and such other documents, we have assumed, without independent investigation (a) the due execution and delivery of the Opinion Documents by all parties thereto, (b) the genuineness of all signatures, (c) the authenticity of the originals of the documents submitted to us and (d) the conformity to originals of any documents submitted to us as copies.

In addition, we have assumed, without independent investigation, that each of the Parties is a corporation or other entity duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) each of the Parties has full power and authority (corporate and otherwise) to execute, deliver and perform the Opinion Documents and that each of the Opinion Documents constitutes a valid and legally binding obligations of each of the Parties, (iii) the execution, delivery and performance by each of the Parties of the Opinion Documents has been duly authorized by all necessary action (corporate or otherwise) and does not (A) contravene the certificate of incorporation, bylaws or other constituent documents of such Party, (B) violate any law, rule or regulation applicable to such Party or (C) conflict with or result in the breach of any document or instrument binding on such Party and (iv) no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by such Party of the Opinion Documents, if any such authorization, approval, consent, action, notice or filing is required thereof, it has been duly obtained or made and is in full force and effect.

In addition, we have assumed (i) that the offer and sale of the Notes will be conducted solely in the manner contemplated by the Securities Purchase Agreement and (ii) the accuracy of the respective representations and warranties of the Parties in the Securities Purchase Agreement.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.                  It is not necessary in connection with the offer and sale of the Notes by the Company, in the manner contemplated by the Securities Purchase Agreement, to register the Notes under the Securities Act of 1933, as amended (the “Act”).

2.                  Upon the conversion of any Notes into ordinary shares of the Company and the Purchaser holding such shares for a period of at least 40 days, it is not necessary to register such shares under the Act in order for the Purchaser to deposit them into the Company’s American Depositary Receipt facility after such 40-day period.

We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States of America.  To the extent that any opinions stated herein are dependent on the laws of Australia, we have, with your approval, relied upon the opinion, dated the date hereof, of K&L Gates, delivered to you pursuant to the Securities Purchase Agreement.

This opinion letter shall be interpreted in accordance with the customary practice of lawyers in New York who regularly give and lawyers who on behalf of their clients regularly advise opinion recipients regarding opinions in transactions of the type contemplated by the Opinion Documents.

We are furnishing this opinion to you at the request of our client solely for your benefit.  We are opining as to the matters herein only as of the date hereof and we disclaim any obligation on our part to update such opinion. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent, except as otherwise required by law.

Very truly yours,

Greenberg Traurig, LLP

cc:	Tom Howitt

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Exhibit 6

Form of Officer’s Closing Certificate

[                       ], 2013

The undersigned hereby certifies that:

The undersigned is the duly appointed [                    ] of Genetic Technologies Ltd., an Australian public company limited by shares (“Company”).

This Officer’s Closing Certificate (“Certificate”) is being delivered to Ironridge BioPharma Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), by Company, to fulfill the requirement under the Amended and Restated Securities Purchase Agreement, dated as of December     , 2013, between Purchaser and Company (“Agreement”).  Terms used and not defined in this Certificate have the meanings set forth in the Agreement.

The representations and warranties of Company set forth in the Agreement are true and correct in all material respects as if made on the above date (except for any representations and warranties that are expressly made as of a particular date, in which case such representations and warranties will be true and correct as of such particular date), and no default has occurred under the Agreement, or any other agreement with Purchaser or any Affiliate of Purchaser.

Company is not, and will not be as a result of the applicable Closing, in default of the Agreement, any other agreement with Purchaser or any Affiliate of Purchaser.

All of the conditions to the Closing required to be satisfied by Company prior to such Closing have been satisfied in their entirety.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Closing Certificate as of the date set forth above.

Signed:
Name:
Title:

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Exhibit 7

Form of Secretary’s Certificate

[                                ], 2013

The undersigned hereby certifies that:

The undersigned is the duly appointed Secretary of Genetic Technologies Limited, an Australian public company limited by shares (the “Company”).

This Secretary’s Certificate (“Certificate”) is being delivered to Ironridge BioPharma Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Purchaser”), by Company, to fulfill the requirement under the Amended and Restated Securities Purchase Agreement, dated as of December     , 2013, between Purchaser and Company (“Agreement”).  Terms used and not defined in this Certificate have the meanings set forth in the Agreement.

Attached hereto as Exhibit “A” is a true, correct and complete copy of the Certificate of Registration of Company, as in effect on the Effective Date.

Attached hereto as Exhibit “B” is a true, correct and complete copy of the Constitution of Company, as in effect on the Effective Date.

Attached hereto as Exhibit “C” is a true, correct and complete copy of the resolutions of the Board of Directors of Company authorizing the Agreement, the Transaction Documents, and the transactions contemplated thereby.  Such resolutions have not been amended or rescinded and remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the date set forth above.

Signed:
Name:
Title: